Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150982) dated May 16, 2008 of Southern Copper Corporation of our report dated March 2, 2009 relating to the financial statements, financial statements schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers S.C.

Mexico, D.F.

March 2, 2009